Exhibit 32.2

Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

(1) I have reviewed the Annual Report on Form 10-K of Inland Land Appreciation Fund II, L.P.  (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of Inland Land Appreciation Fund II, L.P.

By:	Inland Real Estate Investment Corporation
General Partner

/S/ Kelly Tucek

Name:	Kelly Tucek
Title:	Vice President of the General Partner and
principal financial officer of Inland Land Appreciation Fund II, L.P.
Date:	March 23, 2006